UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2016

WABCO HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33332	20-8481962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussee de la Hulpe, 166, 1170 Brussels, Belgium 2770 Research Drive, Rochester Hills, Michigan		48309-3511
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 17, 2016, WABCO Holdings Inc. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”), among the Company and each of the purchasers party thereto (collectively, the “Purchasers”), for the issuance of €190 million aggregate principal amount of 0.84% Senior Notes due November 15, 2023 (the “Series D Notes”), €80 million aggregate principal amount of 1.20% Senior Notes due November 15, 2026 (the “Series E Notes”) and €170 million aggregate principal amount of 1.36% Senior Notes due November 15, 2028 (the “Series F Notes”; and together with the Series D Notes and the Series E Notes, collectively, the “Notes”). The Company anticipates completing the funding of the transaction and issuing the Notes on November 15, 2016.

Building upon the success of last year’s first time issuance, we believe the new interest rate that the Company was able to secure is extremely competitive.

The Notes are senior unsecured obligations of the Company and will pay interest semi-annually on January 1 and July 1 of each year, commencing July 1, 2017, at an annual rate of 0.84%, 1.20% and 1.36%, respectively. The Series D Notes, Series E Notes and the Series F Notes will mature on November 15, 2023, November 15, 2026 and November 15, 2028, respectively, unless earlier prepaid in accordance with their terms. Subject to certain conditions, the Company may, at its option, prepay all or any part of the Notes in an amount equal to 100% of the principal amount of the Notes so prepaid, plus any accrued and unpaid interest to the date of prepayment, plus the Make-Whole Amount (as defined in the Note Purchase Agreement) with respect to such principal amount being prepaid.

If the Company undergoes a Change in Control (as defined in the Note Purchase Agreement), as described in the Note Purchase Agreement, subject to certain conditions, the Company is required to make an offer to prepay all of the Notes held by each holder in an amount equal to 100% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of prepayment but without any Make-Whole Amount or Modified Make-Whole Amount. Each holder has the option to accept or reject such offer to prepay.

If a Sale of Assets Prepayment Event (as defined in the Note Purchase Agreement) occurs, as described in the Note Purchase Agreement, subject to certain conditions, the Company is required to make an offer to prepay a Ratable Portion (as defined in the Note Purchase Agreement) of the Notes held by each holder, in an amount equal to 100% of the aggregate Ratable Portion of the Notes, together with accrued and unpaid interest on the portion of the Notes being prepaid to the date of prepayment but without any Make-Whole Amount or Modified Make-Whole Amount. Each holder has the option to accept or reject such offer to prepay.

In the event a Noteholder Sanctions Event (as defined in the Note Purchase Agreement) occurs, the Company is required to make an offer to prepay the affected notes in an amount equal to 100% of the principal amount of such Notes, plus any accrued and unpaid interest to the date of prepayment but without the Make-Whole Amount or Modified Make-Whole Amount. Each affected holder has the option to accept or reject such offer to prepay.

The Note Purchase Agreement contains customary affirmative and negative covenants, including, among others, limitations on transactions with affiliates, mergers and consolidations, priority indebtedness, liens, dispositions, business activities and unrestricted subsidiaries. The Note Purchase Agreement also requires the Company to maintain a ratio of Consolidated Net Indebtedness (as defined in the Note Purchase Agreement) on the last day of each fiscal quarter to Consolidated EBITDA (as defined in the Note Purchase Agreement) for the period of twelve consecutive months ending on such day of not more than 3.0 to 1. In addition, the Note Purchase Agreement requires the Company to maintain a ratio of Consolidated EBITDA to Consolidated Net Interest Expense (as defined in the Note Purchase Agreement) for the period of twelve consecutive months ending on the last day of each fiscal quarter of not less than 3.0 to 1. The Note Purchase Agreement also contains a negative covenant limiting the amount of Priority Debt (as defined in the Note Purchase Agreement) that may be incurred by the Company to 20% of Consolidated Total Assets (as defined in the Note Purchase Agreement).

The Note Purchase Agreement provides for customary events of default, including, among others, payment defaults, breach of representations and warranties, failure to perform covenants, cross-default to other indebtedness in certain circumstances, certain judgments defaults and bankruptcy and other insolvency events. If an event of default on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest (including default interest, if any) thereon, plus the Make-Whole Amount, if any, determined in respect of such principal amount of Notes may be declared immediately due and payable, subject to certain conditions set forth in the Note Purchase Agreement. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving the Company.

The Company also agreed to indemnify the Purchasers with Notes that are subject to a swap agreement for certain losses associated with swap breakage resulting from the Company’s failure to issue the Notes on the closing date, from a prepayment of the Notes or from an acceleration of the Notes as a result of an event of default.

The foregoing description of the Note Purchase Agreement is qualified in its entirety by reference to the full text of the Note Purchase Agreement, which is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

The Note Purchase Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Note Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Note Purchase Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

10.1	Note Purchase Agreement, dated October 17, 2016, among WABCO Holdings Inc. and each of the purchasers party thereto.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

Comments in this report contain certain forward-looking statements, which are based on management’s good faith expectations and beliefs concerning future developments. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the risks and uncertainties described in the “Risk Factors” section and the “Forward Looking Statements” section of WABCO’s Annual Report on Form 10-K, as well as in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Information Concerning Forward Looking Statements” sections of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on Company estimates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2016	WABCO HOLDINGS INC.

	By:	/S/ LISA BROWN
	Name:	Lisa Brown
	Title:	Chief Legal Officer & Secretary

Exhibit Index

Exhibit No.	Description of Document

10.1	Note Purchase Agreement, dated October 17, 2016, among WABCO Holdings Inc. and each of the purchasers party thereto.